June 19, 1995
PSC Inc.
675 Basket Road
Webster, NY 14580

       RE:  Registration Statement on Form S-8 (No._____________)

Gentlemen:

You have requested our opinion as counsel for PSC Inc., a New York corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, of 250,000 common shares of the Company, $.01 par value (the "Common Stock") which will from time to time be offered for sale pursuant to stock purchase rights which will be granted to employees of the Company and its subsidiaries in accordance with the Company's 1995 Employee Stock Purchase Plan (the "Plan").

We have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission (the "Registration Statement"). We further have examined the Restated Certificate of Incorporation, as amended, of the Company, the by-laws of the Company, as amended, and the corporate proceedings taken to authorize the Plan, the issuance of stock purchase rights under the Plan, and the issuance and sale of the Common Stock upon exercise of such stock purchase rights.

Based upon the foregoing, we are of the opinion that:

1.  The  Company  has   been  duly  organized   and   is   a  validly   existing
corporation under the laws of the State of New York.

2. All necessary action has been taken by the Board of Directors and shareholders of the Company to authorize the Plan including the issuance of stock purchase rights under the Plan and the issuance and sale of the Common Stock upon exercise of such stock purchase rights.

3. When certificates for the Common Stock have been delivered against payment of the purchase price therefor upon exercise of such stock purchase rights, such Common Stock will be duly authorized and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and we further consent to the reference made to us under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                              Very truly yours,

                                             BOYLAN, BROWN, CODE,
                                         FOWLER, VIGDOR & WILSON, LLP

FIRM/ls